Exhibit 15

In accordance with Rule 13d-1(k)(10) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D relating to the Common Stock of Golden Queen Mining Company, Ltd. is being filed with the Securities and Exchange Commission on behalf of each of them.

March 7, 2018	ESTATE OF LANDON THOMAS CLAY

	By:	/s/ Thomas M. Clay
Thomas M. Clay, Executor

March 7, 2018	THOMAS M. CLAY

	By:	/s/ Thomas M. Clay
Thomas M. Clay

March 7, 2018	BRIAN JAMES

	By:	/s/ Brian James
Brian James

March 7, 2018	LANDON T. CLAY 2009 IRREVOCABLE TRUST U/A DATED MARCH 6, 2009

	By:	/s/ Thomas M. Clay
Thomas M. Clay, Trustee